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Exhibit 32.1

Certification of President and Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Danvers Bancorp, Inc. (the "Company") for the Year Ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I hereby certify, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

        This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities and Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 16, 2009
/s/ KEVIN T. BOTTOMLEY Kevin T. Bottomley President and Chief Executive Officer

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  Exhibit 32.1
Certification of President and Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of Sarbanes-Oxley Act of 2002